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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934

                          DATE OF REPORT: JULY 1, 2003
                        (Date of earliest event reported)

                 PARAGON REAL ESTATE EQUITY AND INVESTMENT TRUST
             (Exact name of registrant as specified in its charter)

                             STONEHAVEN REALTY TRUST
                           (Former name of registrant)

          MARYLAND                      0-25074               39-6594066
(State or other jurisdiction          (Commission          (I.R.S. Employer
      of incorporation)              File Number)       Identification Number)

                1240 HURON ROAD, SUITE 301, CLEVELAND, OHIO 44115
           (Address of principal executive offices including zip code)

                                  216-430-2703
              (Registrant's telephone number, including area code)

                5620 SMETANA DRIVE, MINNEAPOLIS, MINNESOTA 55343
                         (Former address of registrant)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

We closed the acquisition of Richton Trail Apartments, a residential apartment complex located near Chicago, Illinois, effective as of July 1, 2003, following approval by our shareholders of the transaction on June 30. Our newly-established operating partnership, Paragon Real Estate, LP, acquired the Richton Trail Apartments along with the associated mortgage from Hampton Court Associates, L.P., a partnership controlled by James C. Mastandrea, its general partner and our Chairman and CEO. In consideration for transferring Richton Trail, Hampton received 813,938 limited partnership units of Paragon Real Estate. Each unit is redeemable after four years for cash, or, at our option,
22.881 of our common shares. We are the general partner of Paragon Real Estate. The transaction is described in greater detail in our proxy statement and exchange offer dated May 30, 2003, filed with the Securities and Exchange Commission. In connection with the transaction, we relocated our corporate headquarters to Cleveland, Ohio, and changed our company name to "Paragon Real Estate Equity and Investment Trust." Our common shares now trade under the new symbol "PRG" on the American Stock Exchange.

The acquisition of Richton Trail is the first step in the implementation of our national real estate acquisition, development and re-development strategy. In connection with our acquisition of new properties, we also intend to sell our existing Minnesota properties to companies affiliated with Duane H. Lund, our former CEO, and Steven B. Hoyt, our former Chairman. To accomplish the sale, we amended the partnership agreement of Wellington Properties Investments, LP, the operating partnership that holds our Minnesota properties, to grant Messrs. Lund and Hoyt's companies an exclusive option to purchase all of our general partnership units in Wellington. The purchase price will be equal to the difference between $8,275,000 (the appraised value of the Minnesota properties) and the then outstanding mortgage balances on the properties, not to exceed $6,443,075, with the result multiplied by 92.9% to represent our interest in Wellington. The purchase price is payable in cash or with a combination of cash and our shares owned by Messrs. Lund and Hoyt, although at least half the purchase price must be paid in cash.

On June 27, 2003, we entered into a closing agreement pursuant to which Messrs. Lund and Hoyt agreed to exercise the option and purchase Wellington on October 1, 2003. The closing agreement also fixed the fair market value of any shares paid by Messrs. Lund and Hoyt as part of the purchase price at $0.28 a share, the average closing price of our shares for the 30 calendar days before the date of the closing agreement. The closing agreement is attached to this Form 8-K as
Exhibit 2.5. The exercise of the option will result in the sale of all of our Minnesota properties. The proposed sale is described in greater detail in our May 30, 2003 proxy statement.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORM FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits:

         2.1 Asset Contribution Agreement by and among Hampton Court Associates, L.P., Paragon Real Estate, L.P., and the Company (filed as Exhibit 2.1 with the Company's Form 8-K on March 5,
                  2003)

         2.2      Agreement of Limited Partnership of Paragon Real Estate, L.P.

         2.3 Articles of Amendment to the Company's Declaration of Trust, as filed with the Maryland State Department of Assessments and Taxation on July 1, 2003

         2.4 Amendment No. 1 to the Agreement of Limited Partnership of Wellington Properties Investments, L.P. (filed as Exhibit 2.9 with the Company's Form 8-K on March 5, 2003)

         2.5 Closing Agreement dated June 27, 2003 by and among the Company, Hampton Court Associates, L.P., Hoyt Properties, Inc. and WLPT Funding LLC

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2003            PARAGON REAL ESTATE EQUITY AND INVESTMENT TRUST

                               /s/ John J. Dee
                               -----------------------------------------------
                               By John J. Dee

                               Senior Vice President and Chief Financial Officer

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